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                                                          EXHIBIT 6 TO FORM T-1


                               CONSENT OF TRUSTEE

Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939 in connection with the proposed issuance of ___% Senior Notes due 2007 of Cooper Cameron Corporation, SunTrust Bank hereby consents that reports of examinations by Federal, State, Territorial or District Authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.


                                      SUNTRUST BANK

                                      By:/s/ Jack Ellerin
                                         ------------------------------------
                                             Jack Ellerin
                                             Assistant Vice President